As filed with the Securities and Exchange Commission on February 13, 1995

                                             Registration No. 33-

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                             TIME WARNER INC.
          (Exact name of registrant as specified in its charter)
      DELAWARE                                            13-1388520
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                      Identification Number)
                           75 Rockefeller Plaza
                    New York, New York             10019
           (Address of Principal Executive Offices)(Zip Code)

                  TIME WARNER INC. 1994 STOCK OPTION PLAN
                         (Full title of the Plan)

                            Peter R. Haje, Esq.
               Executive Vice President and General Counsel
                             Time Warner Inc.
                           75 Rockefeller Plaza
                         New York, New York 10019
                  (Name and Address of agent for service)
                              (212) 484-8000
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

                               Proposed      Proposed
                               Maximum       Maximum
Title of                       Offering      Aggregate     Amount of
Securities to   Amount to be   Price Per     Offering      Registration
be Registered   Registered(1)  Share(2)      Price(2)      Fee

Common Stock,
par value $1.00
per share(3)       4,741,789    $37.715      $178,838,012  $61,668.71

(1) This Registration Statement also relates to an indeterminate number of additional shares of Common Stock pursuant to anti-dilution and adjustment provisions of the above referenced plan.

(2) Calculated pursuant to 457(c) and (h), based on the price at which outstanding options to purchase shares of the Registrant's Common Stock registered hereby are exercisable and on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Tape for February 6, 1995, on which day such average was $37.81, for the remainder of the shares registered hereby.

(3) This Registration Statement also pertains to Rights to Purchase Series A Participating Cumulative Preferred Stock ("Rights") of the Registrant. Upon the occurrence of certain prescribed events, one Right will be issued for each share of Common Stock. Until the occurrence of such events, the Rights are not exercisable, will be evidenced by the certificates for the Common Stock and will be transferred along with and only with the Common Stock.
                                  PART II


           The contents of the Registration Statement on Form S-8, No. 33-53213, as filed with the Securities and Exchange Commission on April 22, 1994, are hereby incorporated herein by reference to the extent not replaced hereby.


Item 3.    Incorporation of Documents by Reference.

           The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File No. 1-8637) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference in this Registration Statement:

           1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1993;

           2. The Registrant's Current Reports on Form 8-K dated January 20, 1994, September 9, 1994, January 30,
                 1995 and February 13, 1995;

           3. The Registrant's quarterly report on Form 10-Q for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994;

           4. The description of the Registrant's Common Stock contained in Item 4 of its Registration Statement on Form 8-B filed with the Commission on December 8, 1983 pursuant to Section 12(b) of the Exchange Act, as amended from time to time; and

           5. The description of the Registrant's Rights to purchase Series A Participating Cumulative Preferred Stock, par value $1.00 per share, contained in Item 1 of its Registration Statement on Form 8-A filed with the Commission on January 21, 1994 pursuant to Section 12(b) of the Exchange Act.

           All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           The consolidated financial statements of the Registrant and its subsidiaries for the year ended December 31, 1993, included in the Registrant's Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein and in the Prospectus related hereto by reference. Such consolidated financial statements are incorporated herein and in the Prospectus related hereto by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

           Legal matters in connection with the Common Stock offered hereby has been passed upon for the Registrant by Thomas W. McEnerney, Vice President and Associate General Counsel of the Registrant, 75 Rockefeller Plaza, New York, New York 10019. Mr. McEnerney beneficially owns less than .1% of the Common Stock of the Registrant.

Item 7.  Exemption from Registration Claimed.

           Not applicable.

Item 8.  Exhibits.

           The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration
Statement.

















                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City and State of New York, on February 13, 1995.

                                    TIME WARNER INC.


                                    By Richard J. Bressler
                                      Name:  Richard J. Bressler
                                      Title: Senior Vice President,
                                             Finance


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on February 13, 1995 in the capacities indicated.

         Signature                      Title

(i) Principal Executive Officer:


                 *                      Director, Chairman of the Board and
        (Gerald M. Levin)               Chief Executive Officer


(ii) Principal Financial Officer:


          Richard J. Bressler           Senior Vice President, Finance
        (Richard J. Bressler)


(iii) Principal Accounting Officer:


         John A. LaBarca                Vice President and Controller
        (John A. LaBarca)


(iv) Directors:


                 *
          (Merv Adelson)


                 *
   (Lawrence B. Buttenwieser)

                  *
    (Edward S. Finkelstein)


                  *
   (Beverly Sills Greenough)



                  *
           (Carla Hills)


                  *
          (David T. Kearns)


                  *
         (Henry Luce III)


                  *
         (Reuben Mark)



         (Michael A. Miles)


                  *
         (J. Richard Munro)


                  *
        (Richard D. Parsons)


                  *
         (Donald S. Perkins)


                  *
       (Raymond S. Troubh)


                  *
        (Francis T. Vincent)

Constituting a majority of the
Board of Directors


*By  Peter R. Haje
    (Peter R. Haje)
    (Attorney-in-Fact)

*Pursuant to Powers of Attorney
dated as of April 11, 1994

                               EXHIBIT INDEX

Exhibit
Number                                 Description               Page

 4.1 Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May 26, 1993 (which is incorporated herein by reference to Exhibit 3 to the Registrant's Quarterly Report on
      Form 10-Q for the quarter ended June 30, 1993
      (File No. 1-8637) (the "Second Quarter 1993 Form 10-Q")).    *

 4.2 Specimen certificate of Common Stock, par value $1.00 per share, of the Registrant (which is incorporated herein by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991
      (File No. 1-8637)).                                          *

 4.3 Indenture dated as of March 15, 1993 between the Registrant and Chemical Bank, as Trustee, relating to the 8 3/4% Convertible Subordinated Debentures due 2015 of the
      Registrant (which is incorporated herein by reference to
      Exhibit 4.4 to the Registrant's Annual Report on Form 10-K
      for the year ended December 31, 1992 (File No. 1-8367)
      (the "1992 Form 10-K")).                                     *

 4.4  Specimen Certificate of the Registrant's 8 3/4% Convertible
      Subordinated Debentures due 2015 (which is incorporated
      herein by reference to Exhibit 4.5 to the 1992 Form 10-K).   *

 4.5  First Supplemental Indenture dated as of June 15, 1993, between the Registrant and Chemical Bank, as Trustee,
      to the Indenture dated as of January 15, 1993, between
      the Registrant and Chemical Bank, as Trustee, including
      as Exhibit A the form of Liquid Yield Option Note(TRADEMARK) due 2013 (which is incorporated herein by reference to
      Exhibit 4 to the Second Quarter 1993 Form 10-Q).             *

 4.6  By-laws of the Registrant, as amended through
      March 18, 1993 (which is incorporated herein by reference
      to Exhibit 3.4 to the Registrant's 1992 Form 10-K).          *

 4.7 Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Rights and Qualifications of Series A Participating Cumulative Preferred Stock of the Registrant as filed with the Secretary of State of the State of Delaware on January 26, 1994 (which is incorporated herein by reference to Exhibit 3.(i)(c) to the Registrant's Annual Report on Form 10-K for the year ended
      December 31, 1993 (File No. 1-8637)).                        *

 4.8  Rights Agreement dated as of January 20, 1994 between the
      Registrant and Chemical Bank, as Rights Agent (which is
      incorporated herein by reference to Exhibit 4(a) to the
      Registrant's Current Report on Form 8-K dated
      January 20, 1994).                                           *



                               EXHIBIT INDEX

Exhibit
Number                                 Description               Page


 5. Opinion of Thomas W. McEnerney, Esq. regarding the legality of the securities being registered.

23.1  Consent of Ernst & Young, LLP independent auditors.

23.2  Consent of Price Waterhouse, independent accountants.

23.3 Consent of Thomas W. McEnerney, Esq. (included in Exhibit 5).

24.1  Powers of Attorney (which are incorporated herein
      by reference to Exhibit 24.1 to the Registrant's
      Registration Statement on Form S-8 (Registration
      No. 33-53213)).                                               *